Exhibit 10.1

NINTH AMENDMENT TO EMPLOYMENT AGREEMENT

          This Ninth Amendment to the Employment Agreement is effective the 17th day of November, 2006 (the “Ninth Amendment”), by and between MICROS SYSTEMS, INC., a Maryland corporation, with offices located at 7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289 (hereinafter referred to as the “Company”), and A. L. GIANNOPOULOS, whose address is 7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289 (hereinafter referred to as the “Executive”).

          WHEREAS, the Executive and the Company entered into an Employment Agreement dated June 1, 1995, as amended (the agreement as amended is hereinafter referred to as the “Agreement”); and

          WHEREAS, the parties hereto would like to amend the Agreement pursuant to this Ninth Amendment in an effort to induce the Executive to continue to render services to the Company for an extended term.

          NOW, THEREFORE, the Company and the Executive, for good and valuable consideration, and pursuant to the terms, conditions, and covenants contained herein, hereby agree as follows:

1.  Section 3 of the Agreement, captioned “Term”, shall be deleted in its entirety and the following new language inserted in lieu thereof:

“The term of this Agreement shall commence upon the day and year first above written (“Commencement Date”) and shall continue until June 30, 2011, unless sooner terminated, as provided herein.”

2.  Section 4 of the Agreement, captioned “Salary”, is amended by appending to the existing salary chart the following new rows:

Period	Salary

July 1, 2009 through June 30, 2010	$2,000,000
July 1, 2010 through June 30, 2011	$2,000,000

3.  Section 5 of the Agreement, captioned “Bonuses”, is amended by appending to the existing bonus chart the following new rows:

Fiscal Year Ending	Target Bonus

June 30, 2010	$900,000
June 30, 2011	$900,000

4.  The first paragraph of Section 16(c)(3) of the Agreement shall be deleted in its entirety and the following new language inserted in lieu thereof:

“Payment Upon Termination By The Company.  If the Company terminates the Executive’s employment for any reason other than Good Cause, the Executive shall be entitled to receive from the Company and the Company shall pay to the Executive in one lump sum, within fifteen (15) days following the Executive’s termination of employment, all of the salary and Target Bonus payments provided for in Sections 4 and 5 of this Agreement for the period beginning on the date of the Executive’s termination of employment and ending on June 30, 2011.”

5.        The first paragraph of Section 16(c)(4) of the Agreement shall be deleted in its entirety and the following new language inserted in lieu thereof:

“Payment Upon Termination By The Executive. If the Executive terminates his employment with the Company for Good Reason, other than Good Reason described in Section 16(a)(3)a), he shall be entitled to receive from the Company and the Company shall pay to the Executive in one lump sum, within fifteen (15) days following the date of the Executive’s termination of employment, all of the salary and Target Bonus payments provided for in Sections 4 and 5 of this Agreement for the period beginning on the date of the Executive’s termination and ending on June 30, 2011.  If the Executive terminates his employment with the Company for the Good Reason described in Section 16(a)(3)a), then and in such event, he shall be entitled to receive from the Company and the Company shall pay to the Executive in one lump sum, within fifteen (15) days following the date of the Executive’s termination of employment, an amount equal to the lesser of (i) all of the salary and Target Bonus payments provided for in Sections 4 and 5 of this Agreement for the period beginning on the date of the Executive’s termination and ending on June 30, 2011, or (ii) all of the salary and Target Bonus payments provided for in Sections 4 and 5 of this Agreement for the period commencing on the date of the Executive’s termination and ending on the third anniversary of the date of the Executive’s termination.”

6.        All other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Ninth Amendment as of the dates indicated below, the effective date of this Ninth Amendment being the 17th day of November, 2006.

COMPANY:
ATTEST:	MICROS SYSTEMS, INC.

	By:	(SEAL)

Louis M. Brown, Jr.
Vice Chairman
[Corporate Seal]

EXECUTIVE:
WITNESS:

A. L. GIANNOPOULOS